Consent of Independent Accountants

We consent to the incorporation by reference in the registration statment of Equity Oil Company on Form S-8 of our report dated March 10, 1999, on our audits of the financial statements of Equity Oil Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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        Signature

Salt Lake City, Utah
March 29, 1999